UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 26, 2006

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code)

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Item 7.01	REGULATION FD DISCLOSURE

Southwest Bancorp, Inc. (“Southwest”), today reported that it had reached an agreement to acquire McMullen Bank, with offices in San Antonio and Tilden,Texas. This all-cash acquisition fits with Southwest’s established Texas branching strategy, and will provide its second branch in the San Antonio Market—one that has high concentrations of Southwest’s traditional areas of focus: healthcare, and health professionals, business professionals, and commercial and commercial real estate enterprises.

 McMullen Bank has assets of approximately $35 million, compared to Southwest’s consolidated assets of over $2.0 billion. Because of its relative size, the acquisition is not expected to have a material effect on Southwest’s 2006 or 2007 earnings, but is expected to provide a base for continued loan and deposit growth in the greater San Antonio Market. In the acquisition, which is subject to the approval of McMullen Bank’s shareholders and regulatory authorities, McMullen Bank would be merged into Stillwater National Bank and Trust Company (“SNB”), a wholly owned subsidiary of Southwest. SNB plans to continue operating its current San Antonio office and both of McMullen Bank’s offices after the merger. Closing is expected in the third quarter.

 Southwest launched its Texas and Kansas expansion efforts in 2002. This segment currently operates 4 offices in the Dallas, Austin, and San Antonio Markets, and 2 offices in the Wichita and Kansas City, Kansas markets, and holds approximately $550 million in Texas and Kansas loans—almost 40% of Southwest’s consolidated portfolio loans.

 Southwest Bancorp is the financial holding company for Stillwater National Bank and Trust Company, SNB Bank of Wichita, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma, Texas, and Kansas and on the Internet, through SNB DirectBanker®.

Forward-Looking Statements

 This Press Release includes forward-looking statements, such as: statements of Southwest's goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest's ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate its future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Rick Green

Name:	Rick Green
Title:	President and CEO
Date:	Friday, April 28, 2006